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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): April 28, 2005

                          VELOCITY EXPRESS CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                       0-28452                87-0355929
(State or other jurisdiction of          (Commission           (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)

                          One Morningside Drive North,
                    Building B-Suite 300, Westport, CT 06880
               (Address of principal executive offices) (zip code)

                                 (203) 349-4160
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

                                   ----------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2005, Velocity Express Corporation, a Delaware corporation (the "Company"), entered into Stock Purchase Agreements (the "Purchase Agreements") with nine institutional and accredited investors (the "Investors"), a form of the Purchase Agreement is attached as an exhibit to this Report. The Purchase Agreements provide for the private placement of 2,544,097 shares of a newly authorized series of the Company's preferred stock (the "Series N Convertible Preferred Stock") in exchange for aggregate gross proceeds of $9,375,000. The financing was completed in accordance with the exemption provided by Rule 506 of Regulation D.

On April 14, 2005 the board of directors of the Company approved the designation of a series of 2,544,098 shares to be issued as a single series to be known as "Series N Convertible Preferred Stock" out of the total authorized number of 299,515,270 shares of the Company's preferred stock. The Certificate of Designations, Preferences and Rights of Series N Convertible Preferred Stock of the Company (the "Certificate of Designations") was filed with the Delaware Secretary of State on May 2, 2005. A copy of the Certificate of Designations is attached as an exhibit to this Report, and reference is made to the Certificate of Designations for a complete description of the rights and preferences of the Series N Convertible Preferred Stock.

The Series N Convertible Preferred Stock is entitled to receive in preference to holders of all other classes of stock, other than holders of the Series M Preferred Stock, a dividend at the rate of six percent per annum of the Series N stated value. Upon any liquidation, dissolution or winding up of the Company the holders of the shares of Series N Convertible Preferred Stock shall rank senior to the holders of the Common Stock, but junior to the holders of the Series M Preferred Stock, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series N stated value plus any accrued and unpaid dividends (the "Liquidation Preference").

Each of the Investors has the right, at its option at any time, to convert any such shares of Series N Convertible Preferred Stock into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series N Convertible Preferred Stock so to be converted by the Liquidation Preference per share and dividing the result by the conversion price of $3.685 per share subject to certain adjustments.

The approval of Investors holding at least 62.5% of the outstanding shares of the Series N Convertible Preferred Stock is required for certain significant corporate actions, including mergers and sales of substantially all of the Company's assets.

The Investors are also parties to a Registration Rights Agreement (the "Rights Agreement"), a copy of which is attached as an exhibit to this Report. The Rights Agreement provides for the filing of a Form S-1 by the Company no later than 60 days after the date of the Rights Agreement, i.e., April 28, 2005. In addition, the Company must use commercially reasonable efforts to have the registration statement declared effective as soon as practicable and in any event, (A) within five business days of being advised by the Securities Exchange Commission that the registration statement will not be reviewed or is not subject to further review and (B) at 5:00 p.m. (New York City time) on the effective date.

If (A) the registration statement is not declared effective by August 31, 2005 or within five business days of the Company being advised by the SEC that the registration statement will not be reviewed or is not subject to further review, or (B) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to such registration statement for any reason, but excluding the

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inability of any Investor to sell the registrable securities covered thereby due to market conditions and except for certain permitted delays, then the Company will make pro rata payments to each Investor in an amount equal to 1.5% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such registration statement should have been effective.

Item 3.02 Unregistered Sales of Equity Securities.

The contents of Item 1.01 are incorporated by reference in their entirety.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.                         Description of Exhibit
-----------                         ----------------------

     3.1 Certificate of Designations, Preferences and Rights of Series N Convertible Preferred Stock of the Company.

    10.1 Form of Series N Stock Purchase Agreement, dated April 28, 2005, by and among the Company and each Investor.

    10.2 Registration Rights Agreement, dated April 28, 2005, by and among the Company and the Investors.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2005

                                        VELOCITY EXPRESS CORPORATION


                                        By: /s/ Wesley C. Fredenburg
                                            ------------------------------------
                                            Name: Wesley C. Fredenburg
                                            Title: Secretary and General Counsel

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                                  EXHIBIT INDEX

Exhibit No.                 Description of Exhibit
-----------                 ----------------------

     3.1 Certificate of Designations, Preferences and Rights of Series N Convertible Preferred Stock of the Company.

    10.1 Form of Series N Stock Purchase Agreement, dated April 28, 2005, by and among the Company and each Investor.

    10.2 Registration Rights Agreement, dated April 28, 2005, by and among the Company and the Investors.

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